                                                                   EXHIBIT 10.22

                             JOINT STUDY AGREEMENT

                                    BETWEEN

                           PETROCHINA COMPANY LIMITED
                                      AND
                              SUNWING ENERGY LTD.


                                   TO CONDUCT
                           A JOINT FEASIBILITY STUDY
                     OF THE ZITONGXI AND ZITONGDONG BLOCKS
                            IN NORTHWESTERN SICHUAN
                              FOR THE PURPOSES OF
                   ENTERING INTO PRODUCTION SHARING CONTRACTS

                              JOINT STUDY AGREEMENT
                                     BETWEEN

                           PETROCHINA COMPANY LIMITED
                                       AND
                               SUNWING ENERGY LTD.


                                   TO CONDUCT
                            A JOINT FEASIBILITY STUDY
                      OF THE ZITONGXI AND ZITONGDONG BLOCKS
                             IN NORTHWESTERN SICHUAN
                               FOR THE PURPOSES OF
                   ENTERING INTO PRODUCTION SHARING CONTRACTS

Sunwing Energy Ltd. (Sunwing) sent a team of technical experts to visit the Southwest Oil and Gasfield Company (SWOG) in Chengdu, Sichuan in November 2000. SWOG is a subsidiary of PetroChina Company Limited (PetroChina). Technical experts from SWOG presented overviews on the potential of six (6) natural gas and oil exploration/development blocks. After further evaluation of the preliminary data presented to Sunwing, Sunwing has recommended to PetroChina that further detailed studies of the Zitongxi and Zitongdong blocks are required prior to entering into any negotiations of a Production Sharing Contract(s). Following additional discussion in January and February 2001, PetroChina and Sunwing have agreed to sign this Joint Study Agreement (JSA).

                              ARTICLE 1 - OBJECTIVE

Sunwing and PetroChina will form a Joint Study Team (Study Team) and will cooperate diligently to carry out the Joint Feasibility Study (JFS) to confirm the geophysical and geological model of the area, to estimate the ultimate natural gas and oil potential of the area, to evaluate improved drilling technology, to evaluate completion and stimulation solutions to improve gas and oil recovery and establish economic criteria for a potential development.

The Study Team will prepare interim progress reports and a final report recommending either onward work programs on one or both blocks or no further activity on one or both of the blocks. The purpose of conducting the JFS is to study the natural gas and oil reserve potentials associated with these blocks and if considered feasible, a Production Sharing Contract or Contracts would be entered into between PetroChina and Sunwing.

     ARTICLE 2 - WORK SCHEDULE AND SCOPE OF STUDY AND TECHNICAL REQUIREMENTS

1. Sunwing will send a team of technical experts to the SWOG Chengdu office to review relevant data and will travel to the actual block sites to observe and review infrastructure and topography of the area.

                                                                  March 29, 2001
                                     1 of 5

2. Following receipt of the entire data package, Sunwing will sort and catalogue such data as to enable efficient onward retrieval and technical use of the data during the JFS.

3. The Study f&am will complete the JFS within six (6) months upon finalizing the cataloging of the data package. At the end of the JFS, the Study Team will submit the final detail report to both PetroChina and Sunwing.

4.   Main studies and technical requirements.

     During the JFS, the Study Team will prepare a study report, which shall include but not be limited to the following:

     o identify geological structures with significant exploration prospects by using the available seismic and geological data. This may involve the reprocessing of some of the available seismic data.
     o Evaluate fields within the block boundaries in order to develop a description of the reservoir and fluid properties that would most likely be encountered in the exploration prospects.
     o Determine the hydrocarbon in place and reserves for each of the exploration prospects.
     o Analyze the test data and production data from fields within the block boundaries and develop a production forecast for each prospect.
     o Evaluate drilling and completion techniques to be employed to best exploit these prospects.
     o Prepare capital cost estimates for drilling, completion, and facilities, and prepare operating cost estimates. These cost estimates will be used for economic evaluations.
     o    Conduct economic evaluations for each prospect.
     o    Rank the prospects according to the economic parameters and risk.
     o Prepare a final study report that includes a proposed work program complete with an economic analysis of the program.

5. The data package that PetroChina should provide to Sunwing includes but is not limited to the following data for each block:

     o Coordinates of proposed block area including exclusion areas for existing gasfields, oilfields and other man made structures
     o    Surface infrastructure map including roads and villages
     o    Bourgeau Anomaly map
     o    Gravity map
     o    Magnetic Anomaly map
     o    Map summarizing exploration activity within the block
     o    Composite columnar cross section to 4500 meters
     o Topographic maps, current structure maps, basement burial depth maps, current top of reservoir structure maps and surface oilfield facility maps
     o    Geographic and geology maps of existing fields
     o    Map showing location of seismic lines

                                                                  March 29, 2001
                                     2 of 5

     o Detailed seismic lines including digital data from digitally recorded lines
     o    Seismic cross sections
     o Complete drilling well histories in each producing gasfield, including daily reports, bit records, drilling fluids, etc.
     o Access to complete drilling well histories of all other wells drilled in the proposed blocks
     o    Complete electric well log data (in digital form where available)
     o All core data, representative core samples, core analysis reports and relative permeability data
     o    Completion and stimulation data on existing wells
     o    Formation pressure data and temperature data/logs
     o    All water, gas composition analysis
     o    AOF test data and deliverability test data on the existing wells
     o    Copies of existing seismic or geological reports on each block
     o    Statistical data or reports for seismic, geology and drilling

6.   Estimated Work schedule following receipt of the complete data package by
     Sunwing:

     o Upon receipt of the data package, Sunwing's staff will catalogue all data.
     o During the next six months, the Study Team will carry out the JFS under terms of the JSA, and will prepare and present a written, final report to PetroChina and Sunwing. During the term of the JFS, the Study Team will present interim progress reports after two and four-month periods to PetroChina and Sunwing. The Study Team will also be responsible for preparing an economic evaluation.

7. In order to facilitate the JFS, Sunwing will invite at its expense, the following experts (as required) to either its Calgary or Bakersfield office:

     Senior Geologist
     Senior Geophysicist
     Senior Reservoir Engineer
     Senior Log Analyst
     Senior Drilling Engineer
     Senior Operations/Production Engineer
     Senior Economist
     Translator

                ARTICLE 3 - RIGHTS AND OBLIGATIONS OF THE PARTIES

1. Based on this agreement, PetroChina's rights and obligations include but are not limited to the following:

     1.1. Participate in all the studies as provided for in this agreement.

     1.2. Provide assistance to Sunwing to obtain necessary permits and approvals for the JFS.

                                                                  March 29, 2001
                                     3 of 5

     1.3. Provide or assist to provide necessary and appropriate data pertinent to the JFS, including data in PetroChina possession or data in the hands of other government organizations necessary for the JFS if it is available.

     1.4. Provide technical experts to help conduct the JFS. Priority is to provide technical experts who will likely participate in this program and the execution phase of any future Production Sharing Contract(s).

     1.5. Within two (2) months after PetroChina has accepted the feasibility study report from Sunwing, both parties will commence negotiations on a Production Sharing Contract(s).

2. Based on this agreement, Sunwing's rights and obligations include but are not limited to the following:

     2.1. Sunwing shall pay a data package fee of one hundred and eighty thousand US Dollars (US$l80,000) to CCAD (the official authority in charge of onshore Sino-foreign cooperation as authorized by PetroChina) for data as outlined in Article 2 Clause 5 of this agreement.

          The  payment will be made in three (3) installments.

          o The first installment one hundred and five thousand US Dollars (US$105,000) shall be paid within thirty (30) days upon signing of this Agreement.
          o The second installment thirty-five thousand US Dollars (US$35,000) shall be paid within thirty (30) days upon receipt of the data package.
          o The third installment forty thousand US Dollars (US$40,000) shall be paid within thirty (30) days upon expiration of the Study period.

     2.2. Apply the appropriate advanced technology as commonly practiced in the international oil community in conducting the JFS.

     2.3. Provide the necessary technical experts to work on the JFS.

     2.4. Carry out the data analysis and processing as approved in the study plan.

     2.5. Bear all costs related to the JFS, including the cost of data acquisition, the costs associated with the business expenses incurred by PetroChina personnel (including international travel and accommodation and related business expenses) assigned to the Study Team and costs incurred for travel and travel related business expenses for the Study Team while in China, Calgary or Bakersfield.

     2.6. Unless otherwise agreed to by the Parties in writing, for a period of nine (9) months from the signing of this JSA, Sunwing will have the

                                                                  March 29, 2001
                                     4 of 5
          exclusive right to negotiate with PetroChina for Production Sharing Contracts in these two blocks.

                           ARTICLE 4 - CONFIDENTIALITY

1. All data provided by PetroChina and/or other government organizations to Sunwing are confidential. The data cannot be transferred, presented as gift, sold, published or made public without the written approval from PetroChina or other government organizations. Sunwing will not provide the data to any third party except for consultants hired by Sunwing for the purposes of completing or auditing the JFS and only after they sign a non-disclosure agreement.

2. Without approval from the other party, PetroChina or Sunwing shall not provide the results of this Study to any third party other than their affiliated companies.

3. The above confidentiality of this agreement will remain effective after the expiration of this agreement.

                               ARTICLE 5 - Others

1. This agreement is under the jurisdiction of the laws of the People's Republic of China.

2. This agreement is written and signed in both Chinese and English, and they have equal force and effect.

3.   Contact address of the parties:

     PetroChina Company Limited                Sunwing Energy Ltd.
     World Tower, #I6 Ande Road,               Room 1928, China World Trade
     Dongcheng District                        Center, #I Jianguomenwei Dajie,
     Beijing 100011                            Beijing 100004

     /s/ Zeng Xing/Qiu                         /s/ Robert M. Friedland
     ----------------------------------        -------------------------------
     Zeng Xing\Qiu,                            Robert M. Friedland,
     General Manager                           Co-Chairman
     Foreign Cooperation Administration        Sunwing Energy Ltd.
     Department
     PetroChina Company Limited

     Date: 29-03-2001                          Date: March 29, 2001

                                                                  March 29, 2001
                                     5 of 5